Exhibit 99.2



                                  Friedman's
                         The Value Leader Since 1920
                171 Crossroads Parkway Savannah, Georgia 31422
                      PO Box 8025Savannah, Georgia 31412
                         (912) 233-9333 (800) 545-9033

                                                Contact:    Sitrick And Company
                                                            Brenda Adrian
                                                            Maya Pogoda
                                                            212-573-6100
                                                            or
For Immediate Release                                       310-788-2850
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       FRIEDMAN'S CLOSES $125 MILLION AMENDED AND RESTATED DIP FACILITY
                           WITH CITICORP USA, INC.

 Amended Facility Includes $25.5 Million Secured Subordinated Convertible Term
     Loan Purchased By The Harbert Distressed Investment Master Fund, Ltd.

Bankruptcy Court Approves Friedman's Consent To Harbert Participation Agreements
 With Vendors Subject To Conditions Including Chapter 11 Emergence and Vendor
              Compliance With Friedman's 2005 Vendor Trade Terms

 Friedman's Settles $13.1 Million Disputed Claim With Former Prepetition Term
          Lender For $1.9 Million Secured Claim Purchased by Harbert


         Savannah, GA - May 31, 2005 - Friedman's Inc. (OTC: FRDMQ.PK), the Value Leader in fine jewelry retailing, today announced that the Company successfully closed its amended and restated $125 million debtor-in-possession
(DIP) facility with Citicorp USA, Inc. on May 27, 2005. Friedman's received Bankruptcy Court approval to enter into the amended and restated DIP facility on May 26, 2005. At closing, Friedman's received the cash proceeds of a $25.5 million secured subordinated convertible term loan which was purchased by Harbert Distressed Investment Master Fund, Ltd. in connection with the amended DIP transaction. As a result of the funding of the term loan, Friedman's has an additional $12.5 million of revolver availability, and will have an additional $12.5 million of availability under its revolving facility upon the Company's receipt of commitments from vendors sufficient to satisfy the Company's 2005 holiday sales season merchandise requirements.

         Friedman's also announced that the Bankruptcy Court entered orders in connection with the following matters at the Company's monthly omnibus hearing on May 26, 2005:

         o An order authorizing the Company to consent to the Harbert Distressed Fund's entry into various participation agreements with certain of Friedman's vendors in connection with such vendors' claims under Friedman's prepetition secured trade credit program. As previously announced by the Company, its consent to the assignment of such claims is conditioned upon the occurrence of an effective date of a plan of reorganization in the Company's chapter 11 case and a particular vendor's compliance with certain trade terms, including obligations to fulfill the Company's 2005 holiday orders.

         o An order suspending all discovery and proceedings on the court's trial calendar with respect to litigation between Friedman's and Jewelry Investors II, L.L.C., the term lender under the Company's prepetition senior secured credit facility, pending the Bankruptcy Court's consideration of a definitive settlement agreement between the Company and Jewelry Investors. The litigation relates to certain disputed claims by Jewelry Investors against the Company in connection with the Company's February 25, 2005 repayment of the term loan portion of its prepetition senior secured credit facility. Jewelry Investors had alleged damages of at least $13.1 million plus unspecified contingent claims, all of which have been settled for a $1.9 million allowed secured claim by the Harbert Distressed Fund (which will purchase certain of Jewelry Investors' claims in connection with the settlement) and various releases. In addition, an escrow in the amount of $300,000 established earlier in the chapter 11 cases for Jewelry Investors' benefit will be returned to Friedman's. The settlement, which has been approved by the Company's Board of Directors and Friedman's Official Committee of Unsecured Creditors, remains subject to approval of the Bankruptcy Court, which is scheduled to consider the merits of the settlement at the June 30, 2005 omnibus hearing.

         Sam Cusano, Friedman's CEO, said, "We are extremely pleased to announce the closing of our amended $125 million DIP facility with Citicorp USA, Inc., which included the funding of the cash proceeds from a $25.5 million subordinated term loan purchased by the Harbert Distressed Fund. We expect the amended $125 million facility will provide the Company with significant excess liquidity to support our 2005 holiday merchandising program." Mr. Cusano added, "Now that the Company has obtained additional excess liquidity, settled all remaining claims with the Company's prepetition secured lenders and obtained Bankruptcy Court approval to consent to the Harbert Distressed Fund's participation transactions with certain of our vendors subject to our successful emergence from chapter 11 and our vendors' support of our 2005 merchandising program, we are confident that the proper foundation has been laid for a successful 2005 holiday season. The Company is gratified by the strong show of support by the Harbert Distressed Fund as we continue to move forward with our plans for expedited emergence from chapter 11 later this year and our efforts to strengthen relationships with our business partners and vendors."

         Additional details regarding the terms of the Company's amended and restated DIP facility, the Company's consent to the Harbert participation agreements with certain of the Company's vendors, and the Company's settlement with Jewelry Investors will be included in a Current Report on Form 8-K to be filed with the SEC.

         About Friedman's

         Founded in 1920, Friedman's Inc. is a leading specialty retailer based in Savannah, Georgia. The Company is the leading operator of fine jewelry stores located in power strip centers and regional malls. For more information, go to: http://www.friedmans.com.

Some of the statements included in this press release, particularly those anticipating future financial performance, business prospects, growth and operating strategies and similar matters, are forward-looking statements that involve a number of risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance and a variety of factors could cause the Company's actual results to differ materially from the anticipated or expected results expressed in these forward-looking statements. The Company undertakes no obligation to update or revise any such forward-looking statements. The forward-looking statements and the Company's liquidity, capital resources, and results of operations are subject to a number of risks and uncertainties, including, but not limited to, the following: the ability of the Company to operate as a going concern; the ability of the Company to continue to obtain use of cash collateral and/or debtor-in-possession (DIP) financing pursuant to the terms of such agreements; reaching a definitive agreement with Harbert Distressed Investment Master Fund, Ltd. regarding its secured subordinated term loan, the ability of the Company to comply with the terms and conditions of its DIP financing, including its secured subordinated term loan with Harbert Distressed Investment Master Fund, Ltd.; court approval of the motions prosecuted by the Company from time to time; the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the chapter 11 case; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a chapter 11 trustee or to convert the cases to chapter 7 cases; the ability of the Company to obtain trade credit, and shipments and terms with vendors and service providers for current orders; the Company's ability to maintain contracts that are critical to its operations; potential adverse developments with respect to the Company's liquidity and/or results of operations; competitive pressures from other retailers; trends in the economy as a whole which may affect consumer confidence and consumer demand for the types of goods sold by the Company; the ability of the Company to attract, retain and compensate key executives and associates; the ability of the Company to attract and retain customers; potential adverse publicity; the final results of the audit including the review of the calculation of our allowance for doubtful accounts; the results of the SEC and United States Attorney's Office for the Eastern District of New York investigations; the results of various litigation; the effect of the restatement on our credit facilities, including funding availability thereunder and our relationship with our lenders; the effect of the restatement on our future earnings, including any adjustments to previously announced earnings forecasts; and other risks factors identified from time to time in our SEC reports, including, but not limited to, the report on Form 10-K for the year ended September 28, 2002.

         Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of our various prepetition liabilities, common stock and/or other equity securities. No assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies. A plan of reorganization could result in holders of the Company's common stock receiving no distribution on account of their interest and cancellation of their interests. As described in the Company's public statements in response to the request submitted to the United States Trustee for the appointment of a statutory equity committee, holders of the Company's common stock (both Series A and Series B common stock) and other equity interests (such as options and warrants) should assume that they could receive little or no value as part of a plan of reorganization. In addition, under certain conditions specified under the Bankruptcy Code, a plan of reorganization may be confirmed notwithstanding its rejection by an impaired class of creditors or equity holders and notwithstanding the fact that equity holders do not receive or retain property on account of their equity interests under the plan. In light of the foregoing, the Company considers the value of the common stock to be highly speculative and cautions equity holders that the stock may ultimately be determined to have no value. Accordingly, the Company urges that appropriate caution be exercised with respect to existing and future investments in the Company's common stock or any claims relating to prepetition liabilities and/or other interests in the Company such as warrants convertible into equity interests.

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